SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: December 23, 1996



                                  CONSECO, INC.

                             State of Incorporation:
                                     Indiana

      Commission File Number                           IRS Employer Id. Number
            No. 1-9250                                      No. 35-1468632

                     Address of Principal Executive Offices:
                         11825 North Pennsylvania Street
                              Carmel, Indiana 46032

                                  Telephone No.
                                 (317) 817-6100

                         CONSECO, INC. AND SUBSIDIARIES





                                                       INDEX

                                                                                                       Page

Item 2.   Acquisition or Disposition of Assets.........................................................   3

Item 7.   Financial Statements and Exhibits
          (a)  Transport Holdings Inc. Unaudited Condensed
               Consolidated Financial Statements as of September 30, 1996,
               and for the nine months ended September 30, 1996 and 1995
                  Condensed Consolidated Balance Sheets.................................................  5
                  Condensed Consolidated Statements of Income...........................................  7
                  Condensed Consolidated Statements of Cash Flows.......................................  8
                  Condensed Consolidated Statements of Shareholders' Equity.............................  9
                  Notes to Condensed Consolidated Financial Statements.................................. 10

               Transport Holdings Inc. Audited
               Consolidated Financial Statements as of December 31,
               1995 and 1994, and for each of the three years ended
               December 31, 1995
                  Independent Auditors' Report ........................................................   13
                  Consolidated Balance Sheets..........................................................   14
                  Consolidated Statements of Income....................................................   15
                  Consolidated Statements of Shareholders' Equity......................................   16
                  Consolidated Statements of Cash Flows................................................   17
                  Notes to Consolidated Financial Statements...........................................   18

          (b)  Pro Forma Consolidated Financial Information of Conseco, Inc. and Subsidiaries..........   34
                  Pro forma Consolidated Statement of Operations for the nine months
                     ended September 30, 1996 .........................................................   36
                  Pro forma Consolidated Statement of Operations for the year ended
                     December 31, 1995 ................................................................   37
                  Pro Forma Consolidated Balance Sheet as of September 30, 1996........................   38
                  Notes to Pro Forma Consolidated Financial Statements.................................   40

          (c)  Exhibits


                   2.8    Agreement and Plan of Merger dated as of September 25, 1996, by and between Conseco, Inc.
                          and Transport Holdings Inc.*


                   2.8.1  First Amendment to Agreement and Plan of Merger dated as of November 7, 1996, by and between
                          Conseco, Inc. and Transport Holdings Inc.**

                          * Previously filed with Form 8-K dated September 25, 1996 filed by Conseco, Inc.

                         ** Previously filed as an exhibit to the Registration Statement on Form S-4 (file no. 333-14377)
                            filed by Conseco, Inc.

                         CONSECO, INC. AND SUBSIDIARIES


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On December 23, 1996, Conseco, Inc. ("Conseco") completed its merger with Transport Holdings Inc. ("THI"), in a transaction pursuant to which THI was merged with and into Conseco, with Conseco being the surviving corporation (the "Merger"). The Merger was consummated pursuant to an Agreement and Plan of Merger dated as of September 25, 1996, as amended by the First Amendment to the Agreement and Plan of Merger, dated as of November 7, 1996. In the Merger, each outstanding share of THI common stock was exchanged for 1.4 shares of Conseco's common stock. Conseco issued approximately 2.4 million shares of Conseco common stock or common stock equivalents with a value of approximately $121.7 million to acquire THI's common stock. In addition, pursuant to an exchange offer (the "Exchange Offer"), all of THI's Subordinated Convertible Notes (the "THI Convertible Notes") were exchanged for shares of Conseco common stock on an equivalent basis as the shares issued in the Merger plus a cash premium. Such THI Convertible Notes were converted into 2.1 million shares of Conseco common stock with a value of approximately $106.2 million. Conseco also paid a premium of approximately $10 million to the holders of the THI Convertible Notes in conjunction with the Exchange Offer.

       The acquisition of THI will be accounted for under the purchase method of accounting in the fourth quarter of 1996. Under this method, the cost to acquire THI will be allocated to the assets and liabilities acquired based on fair values as of the date of the Merger, with the excess of the total purchase cost over the fair value of the assets acquired less the fair values of the liabilities assumed recorded as goodwill.

                         CONSECO, INC. AND SUBSIDIARIES



ITEM 7(a).     Financial Statements and Exhibits

               (a) Transport Holdings Inc. Unaudited Condensed Consolidated Financial Statements as of September 30, 1996, and for the nine months ended September 30, 1996 and 1995.

                            TRANSPORT HOLDINGS INC.

                      Condensed Consolidated Balance Sheets

                                                                       (in thousands)
                                                                  September 30,  December 31,
                                                                     1996            1995
Assets                                                            (unaudited)        (a) <F1>
                                                                  -----------    -----------
Fixed maturities available for sale, at market
   (cost:  1996 - $476,722; 1995 - $482,626)                    $    482,993   $    518,303
Equity securities, at market
   (cost:  1996 - $76; 1995 - $1,850)                                  1,074          3,473
Mortgage loans on real estate                                          8,335          9,348
Investment in real estate                                                301            195
Policy loans                                                          16,886         18,487
Short-term investments                                                33,831         22,952
Other investments                                                      6,212          4,872
                                                                  -----------    -----------
   Total investments                                                 549,632        577,630

Cash and cash equivalents                                                742          2,198
Accrued investment income                                              5,704          6,258
Premiums due and unpaid                                                3,339          4,918
Due from reinsurers                                                  328,564        298,867
Due from agents                                                        3,408          5,332
Value of insurance in force                                           10,778         12,177
Deferred policy acquisition costs                                     28,392         29,531
Debt issue costs                                                       3,439          3,738
Other assets                                                           7,868          9,839
                                                                  -----------    -----------
      Total assets                                              $    941,866   $    950,488
                                                                  ===========    ===========
                                                                                 (Continued)

<F1>
(a) Condensed from audited financial statements.


                             TRANSPORT HOLDINGS INC.

                                                                        (in thousands)
                                                                  September 30,  December 31,
                                                                     1996           1995
Liabilities and Stockholders' Equity                              (unaudited)        (a) <F1>
                                                                  -----------    -----------
Notes payable to banks                                          $     58,250   $     60,250
Subordinated convertible notes payable                                50,000         50,000
Future policy benefits                                               344,256        315,253
Unearned premiums                                                     34,682         39,961
Policy and contract claims                                           241,653        229,179
Other policyholder funds                                               2,802          3,130
Income taxes payable                                                  17,453         28,074
Accrued expenses and other liabilities                                18,551         20,546
                                                                  -----------    -----------
      Total liabilities                                              767,647        746,393

Stockholders' equity
   Preferred stock, $0.01 par value per share, 2,000,000
     shares authorized; shares issued and outstanding:
     91,030 at September 30, 1996, 182,060 at December 31,
     1995; redemption value: $25,630 at September 30, 1996,
     $46,911 at December 31, 1995                                     22,758         45,515
   Class A common stock, $0.01 par value per share,
      8,000,000 shares authorized;  shares issued and
      outstanding:  1,592,048 at September 30, 1996, 1,590,461
      at December 31, 1995                                                16             16
   Class B common stock, $0.01 par value per share,
      2,000,000 shares authorized, none issued                           - -            - -
   Paid in capital                                                   169,732        169,665
   Unrealized appreciation of securities, net                          4,725         24,245
   Retained (deficit)                                                (23,012)       (35,346)
                                                                  -----------    -----------
      Total equity                                                   174,219        204,095
                                                                  -----------    -----------
Total liabilities and stockholders' equity                      $    941,866   $    950,488
                                                                  ===========    ===========

<F1>
(a) Condensed from audited financial statements.

See accompanying notes to condensed consolidated financial statements.

                             TRANSPORT HOLDINGS INC.

                   Condensed Consolidated Statements of Income

                                   (Unaudited)

                     (in thousands, except per share amounts)

                                                             Three Months Ended                Nine Months Ended
                                                               September 30,                     September 30,
                                                            1996           1995               1996           1995
                                                         -----------   -----------         -----------    -----------
Revenues:
   Net premium income                                  $     26,829   $     51,449       $     82,451   $    160,067
   Investment income, net of related expenses                 9,673         13,668             29,552         39,708
   Realized investment gains                                     20          (449)                334            (80)
   Other income                                                 794            - -              1,394            - -
                                                         -----------   -----------         -----------    -----------
      Total revenues                                         37,316         64,668            113,731        199,695

Benefits and expenses:
   Incurred claims and other policy benefits, net            17,040         34,762             54,101        108,479
   Commissions                                                5,933         10,573             17,266         33,728
   Capitalization of deferred policy acquisition costs       (1,098)       (2,838)             (3,686)       (10,495)
   Amortization of deferred policy acquisition costs
      and value of insurance in force                         2,004          6,837              6,224         18,174
   Interest expense and amortization
      of debt issue costs                                     2,238            - -              6,795            - -
   Expenses of spin-off and related transactions                - -          2,209                - -          2,209
   Other operating expenses                                   2,856          5,959              10,810         19,309
                                                         -----------    -----------         -----------    -----------
      Total benefits and expenses                            28,973         57,502              91,510        171,404
                                                         -----------    -----------         -----------    -----------
      Income before tax                                       8,343          7,166              22,221         28,291

   Provision for federal income tax                           2,920          3,048               7,777         10,133
                                                         -----------    -----------         -----------    -----------
      Net income                                       $      5,423   $      4,118        $     14,444   $     18,158
                                                         ===========    ===========         ===========    ===========
Earnings per share:
      Primary                                          $       2.88   $     238.20 a <F2> $       6.73   $   3,116.72 a <F2>
                                                         ===========    ===========         ===========    ===========
      Fully diluted                                    $       1.68   $     121.89 b <F3> $       4.06   $   1,594.82 b <F3>
                                                         ===========    ===========         ===========    ===========

<F2>
(a) Primary earnings per share was based on average shares outstanding of 17,288 for the three months ended September 30, 1995 and 5,826 for the nine months then ended. Earnings per share as if the entire 1,590,461 shares outstanding after the September 29, 1995 distribution had been outstanding for the entire period would have been $2.59 for the three months ended September 30, 1995 and $11.42 for the nine months then ended.
<F3>
(b) Fully diluted earnings per share was based on average shares outstanding of 33,786 for the three months ended September 30, 1995 and 11,386 for the nine months then ended. Earnings per share as if the entire 3,108,266 shares outstanding on a fully diluted basis after the September 29, 1995 distribution had been outstanding for the entire period would have been $1.32 for the three months ended September 30, 1995 and $5.84 for the nine months then ended.

See accompanying notes to condensed consolidated financial statements.


                             TRANSPORT HOLDINGS INC.

                 Condensed Consolidated Statements of Cash Flows

                                   (Unaudited)

                                                                        (in thousands)
                                                                      Nine Months Ended
                                                                        September 30,
                                                                     1996           1995
                                                                  -----------    -----------
Operating activities:
   Net income                                                   $     14,444   $     18,158
   Adjustments to reconcile net income to net cash
      provided by operating activities:
      Gain on sale of securities                                        (334)            80
      Accretion of bond discount or premium                           (1,562)        (1,059)
      Amortization debt issue costs                                      454            - -
      Directors fees paid in capital stock                                67            - -
      Change in assets and liabilities:
         Accrued investment income                                       554            214
         Premiums due and unpaid                                       1,579          1,146
         Due from reinsurers                                         (29,697)        12,114
         Due from agents                                               1,924          1,774
         Value of insurance in force                                   1,399          1,847
         Deferred policy acquisition costs                             1,139          5,831
         Other assets                                                  1,972          1,686
         Reserves for future policy benefits and claims               35,870         11,778
         Income taxes payable                                           (110)        (1,849)
         Accrued expenses and other liabilities                        1,109           (270)
                                                                  -----------    -----------
                  Net cash provided by operating activities           28,808         51,450

Investing activities:
   Sale of fixed maturities                                           64,251        143,190
   Maturity of fixed maturities                                        5,150            - -
   Sale of common stock                                                2,487         53,170
   Sale of preferred stock                                               - -          1,936
   Sale of investment in Travelers                                       - -         35,200
   Sale of real estate                                                   - -         16,585
   Sale of mortgage                                                      - -          7,000
   Purchase of fixed maturities                                      (62,336)      (300,359)
   Purchase of common stock                                              - -        (46,637)
   Principal payments on mortgages                                     1,013          1,508
   Principal payments on policy loans                                  1,601          1,662
   Security transactions in course of settlement                      (3,104)           - -
   Change in short-term and other invested assets                    (12,303)        23,652
                                                                  -----------    -----------
                  Net cash used in investing activities               (3,241)       (63,093)

Financing activities:
   Issuance of long term debt                                            - -        112,000
   Debt issue costs                                                      - -         (3,868)
   Dividends paid                                                        - -       (105,000)
   Cost of preferred stock issue                                         - -           (466)
   Issuance of warrants                                                  - -             93
   Redemption of preferred stock                                     (24,868)           - -
   Principal payments on bank debt                                    (2,000)           - -
   Cost of borrowings capitalized                                       (155)           - -
                                                                  -----------    -----------
                  Net cash used in financing activities              (27,023)         2,759

Decrease in cash and cash equivalents                                 (1,456)        (8,884)
Cash and cash equivalents at beginning of period                       2,198          3,096
                                                                  -----------    -----------
Cash and cash equivalents at end of period                      $        742   $     (5,788)
                                                                  ===========    ===========
Supplemental disclosure of cash flow information:
   Cash paid for taxes                                          $      7,561   $     11,982
   Interest  paid                                               $      6,696   $        - -

See accompanying notes to condensed consolidated financial statements.


                              TRANSPORT HOLDINGS INC.


             Condensed Consolidated Statement of Stockholders' Equity
                                    (unaudited)
                        (in thousands except share amounts)

                                                                                         Unrealized
                                                                                        appreciation
                                 Preferred Stock    Class A Common Stock               (depreciation)
                                Shares               Shares                Paid in     of securities,   Retained
                                Issued     Amount    Issued     Amount     Capital           net         Deficit       Total
                                --------  --------  ---------   ------    ---------    --------------   ----------    ----------
Balance December 31, 1995       182,060  $  45,515  1,590,461  $    16   $  169,665   $       24,245   $  (35,346)   $  204,095

Net income                                                                                                 14,444        14,444

Issuance of shares to directors                         1,587        0           67                                          67

Redemption of preferred stock   (91,030)   (22,757)                                                        (2,110)      (24,867)

Unrealized investment losses,
    net of taxes                                                                             (19,520)                   (19,520)
                                --------   --------  ---------   ------   ---------    --------------   ----------    ----------

Balance, September 30, 1996      91,030   $  22,758  1,592,048  $    16  $  169,732   $        4,725   $  (23,012)   $  174,219
                                ========   ========  =========   ======   =========    ==============   ==========    ==========

See accompanying notes to condensed consolidated financial statements.


                              TRANSPORT HOLDINGS INC.

               Notes to Condensed Consolidated Financial Statements

                                    (Unaudited)

1.     Organization

Transport Holdings Inc. (the "Company") was incorporated under the laws of the State of Delaware. The Company is the sole stockholder of Intermediate Holdings Inc., a Delaware corporation. Intermediate Holdings Inc. is the sole stockholder of THD Inc., a Delaware corporation organized in 1996 and TLSD Inc., a Delaware corporation organized in 1995. THD Inc. is the sole shareholder of TLIC Life Insurance Company, a Texas life insurance company organized in 1995. TLIC Life Insurance Company is the sole shareholder of Transport Life Insurance Company, a Texas life insurance company organized in 1958 and in continuous operation since that time. Transport Life Insurance Company in turn owns all of the common stock of Continental Life Insurance Company, a Texas insurance company formed and in continuous operation since 1969, and a wholly owned subsidiary of Transport Life Insurance Company since 1971. TLIC Life Insurance Company, Transport Life Insurance Company, and Continental Life Insurance Company are principally engaged in the supplemental life and health insurance business.

These condensed consolidated financial statements include the accounts of the Company, Intermediate Holdings Inc., THD Inc., TLSD Inc., TLIC Life Insurance Company, Transport Life Insurance Company, and Continental Life Insurance
Company, which have been combined for all periods presented. All material intercompany accounts and transactions have been eliminated. Prior to September 1995, there were no material assets, liabilities, or results of operations for any of the consolidated companies except Transport Life Insurance Company and Continental Life Insurance Company.

2.     Basis of Presentation

The condensed consolidated financial statements as of and for the three months and nine months ended September 30, 1996 are unaudited and have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. The interim financial statements reflect all adjustments, consisting only of normal recurring adjustments, that are, in the opinion of management, necessary for a fair statement of the results for the interim periods.

These financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto included in the Annual Report dated March 22, 1996 and furnished to stockholders of the Company. The results of operations for the three month and nine month periods ended September 30, 1996 should not be considered indicative of the results to be expected for the entire year.

3.     Earnings Per Share

Substantially all of the Company's Class A Common Stock was issued on September 29, 1995. On April 30, 1996, 1,587 shares of Class A Common Stock were issued to certain of the Company's directors in payment of directors' fees. Primary earnings per share was based on the weighted average number of Class A shares outstanding plus the weighted average number of common stock equivalents outstanding for stock options granted, using the treasury stock method. Fully diluted earnings per share was based on the number of shares that would be outstanding if the $50 million of subordinated convertible notes payable were converted into Class A shares (if such notes were presently convertible into Class A shares) and assuming the exercise of outstanding stock options using the treasury stock method. None of the stock options outstanding were exercisable at September 30, 1996.

On June 28, 1996, the Company redeemed 91,030 shares of preferred stock then outstanding at a cost of approximately $25 million. Approximately $2 million was charged to retained deficit for the excess of the redemption price, as determined pursuant to the preferred stock certificate, over the carrying value of the shares redeemed. This excess represented cumulative unpaid dividends on the preferred stock redeemed for the period from issuance (September 29, 1995) to redemption.

4.     Pending Merger with Conseco, Inc.

On September 26, 1996, the Company announced that it had entered into an agreement to merge with and into Conseco, Inc. of Carmel, Indiana. Under the terms of the agreement, each share of the Company's common stock would be exchanged for the number of shares of Conseco, Inc. common stock determined by dividing $70 by the average trading price of the Conseco stock for the ten trading days immediately preceding the second trading day prior to closing (such number to be not more than 1.8301 nor less than 1.4000). The merger is subject to stockholder and regulatory approvals.

                         CONSECO, INC. AND SUBSIDIARIES

               (a), continued

                    Transport Holdings Inc. Audited Consolidated Financial Statements as of December 31, 1995 and 1994, and for each of the three years ended December 31, 1995.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Transport Holdings, Inc.:


         We have audited the accompanying consolidated balance sheets of Transport Holdings, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Transport Holdings, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

         As discussed in Note 2 to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed of."


/s/KPMG Peat Marwick LLP
------------------------
KPMG Peat Marwick LLP

Dallas, Texas
February 22, 1996

                             TRANSPORT HOLDINGS INC.

                          CONSOLIDATED BALANCE SHEETS

                           December 31, 1995 and 1994

                                                                                                          1995                 1994
                                                                                                        --------            --------

                                                                                                                  (in thousands)

                                     ASSETS

Fixed maturities available for sale, at market (cost: 1995 --
   $482,626; 1994 -- $514,852) .............................................................            $518,303            $479,753
Equity securities, at market (cost: 1995 -- $1,850; 1994 -- $12,234) .......................               3,473              12,416
Investment in Travelers, at market (cost $22,500) ..........................................                --                35,200
Mortgage loans on real estate ..............................................................               9,348              18,600
Investment in real estate ..................................................................                 195              16,483
Policy loans ...............................................................................              18,487              20,223
Short-term investments .....................................................................              22,952              94,755
Other investments ..........................................................................               4,872               3,942
                                                                                                           -----               -----

   Total investments .......................................................................             577,630             681,372

Cash and cash  equivalents .................................................................               2,198               3,096
Accrued  investment  income ................................................................               6,258               8,358
Premiums due and unpaid ....................................................................               4,918              10,028
Due from reinsurers ........................................................................             298,867              54,522
Due from agents ............................................................................               5,332               4,261
Value of insurance in force ................................................................              12,177              17,347
Deferred  policy acquisition  costs ........................................................              29,531              89,455
Debt issue costs ...........................................................................               3,738                --
Other assets ...............................................................................               9,839              16,788
                                                                                                           -----              ------

   Total assets ............................................................................            $950,488            $885,227
                                                                                                        ========            ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Notes payable to banks .....................................................................            $ 60,250            $   --
Subordinated convertible notes payable .....................................................              50,000                --
Future policy benefits .....................................................................             315,253             271,049
Unearned premiums ..........................................................................              39,961              51,436
Policy and contract claims .................................................................             229,179             219,494
Other policyholder funds ...................................................................               3,130               2,540
Federal income taxes payable:
  Current ..................................................................................                 727               4,422
  Deferred .................................................................................              27,347              34,741
Accrued expenses and other liabilities .....................................................              20,546              12,183
                                                                                                          ------              ------

   Total liabilities .......................................................................             746,393             595,865

Stockholders' equity
  Preferred stock, $0.01 par value per share, 2,000,000 shares authorized, 182,060 shares issued and outstanding at December 31, 1995,  redemption  value
    $46,911 at December  31, 1995...........................................................              45,515                 --
  Class A common stock, $0.01 par value per share, 8,000,000 shares authorized,  1,590,461 shares
    issued and  outstanding  at December 31, 1995...........................................                  16                 --
  Class B common stock,  $0.01 par value per share,  2,000,000  shares  authorized,
    none  issued.............................................................................                 --                 --
  Paid in capital............................................................................            169,665            215,569
  Unrealized  appreciation  (depreciation) of securities, net................................             24,245            (22,694)
  Retained (deficit) earnings................................................................            (35,346)            96,487
                                                                                                         -------              ------
   Total equity ..........................................................................               204,095            289,362
                                                                                                         -------            -------

   Total liabilities and stockholders' equity .............................................             $950,488           $885,227
                                                                                                        ========           ========

          See accompanying notes to consolidated financial statements.

                             TRANSPORT HOLDINGS INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                 Years Ended December 31, 1995, 1994, and 1993


                                                                                               1995          1994             1993
                                                                                               -----------------------------------
                                                                                              (in thousands, except share amounts)

Revenues:
  Premium income ......................................................................     $ 226,006      $ 255,809      $ 274,790
  Premiums ceded ......................................................................       (35,844)       (28,131)       (17,858)
                                                                                              -------        -------        -------

  Net premium income ..................................................................       190,162        227,678        256,932
  Investment income, net of related expenses ..........................................        49,665         46,635         43,974
  Other revenue .......................................................................          --             --            3,301
  Realized investment gains (losses) ..................................................         6,758         (3,393)        26,762
                                                                                                -----         ------         ------
    Total revenues ....................................................................       246,585        270,920        330,969

Benefits and expenses:
  Claims and other policy benefits ....................................................       119,698        134,778        179,942
  Reinsurance recoveries ..............................................................       (16,976)       (13,159)       (18,288)
                                                                                              -------        -------        -------
    Net claims and other policy benefits ..............................................       102,722        121,619        161,654

  Increase in future policy benefit reserves ..........................................        29,171         25,905         20,396
  Commissions .........................................................................        39,083         52,335         66,440
  Capitalization of deferred policy acquisition costs .................................       (11,688)       (21,931)       (27,939)
  Amortization of deferred policy acquisition
    costs and value of insurance in force .............................................        24,472         27,848         26,702
  Interest expense and amortization of debt issue costs ...............................         2,340           --             --
  Expenses of spin-off and related transactions .......................................         2,209           --             --
  Loss on sale of long term care business .............................................        68,549           --             --
  Other operating expenses ............................................................        30,892         29,172         33,762
                                                                                               ------         ------         ------

   Total benefits and expenses ........................................................       287,750        234,948        281,015

Income (loss) before tax ..............................................................       (41,165)        35,972         49,954

Provision for federal income tax:
  Current .............................................................................        18,337          6,858         12,077
  Deferred ............................................................................       (32,669)         6,163          5,072
                                                                                              -------          -----          -----

                                                                                              (14,332)        13,021         17,149
                                                                                              -------         ------         ------

Income  (loss)  before  cumulative  effect  of change  in  accounting  principle ......       (26,833)        22,951         32,805
Cumulative  effect  on  prior  years  of a  change  in
    accounting principle, net of taxes ................................................          --             --             (253)
                                                                                               ------         ------         ------

        Net (loss) income .............................................................     $ (26,833)     $  22,951      $  32,552
                                                                                            =========      =========      =========


        Loss per share(a) .............................................................     $  (69.66)          (b)            (b)
                                                                                            =========      ==========      ========

(a) Loss per share was based on average shares outstanding of 405,241 for the year ended December 31, 1995. Loss per share as if the entire 1,590,461 shares outstanding after the September 29, 1995 distribution had been outstanding for the entire period would have been ($17.75).

(b) No per share amounts were applicable to the 1994 and 1993 periods, which were prior to the distribution of the Company's shares to the public.

See accompanying notes to consolidated financial statements.


                             TRANSPORT HOLDINGS INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                                                Unrealized
                                                                        Class A                appreciation
                                            Preferred Stock           Common Stock            (depreciation) Retained
                                          Shares                    Shares           Paid-in  of securities,  Earnings
                                          Issued     Amount        Issued   Amount  Capital      net        (Deficit)     Total
                                          ------     ------         ------   ------  -------      ---        ---------     -----
                                                                   (in thousands except share amounts)

Balance December 31, 1992 ..........          --      $  --       $--                 $197,331   $  2,809     $ 64,884   $ 265,024
Net income .........................                                                                            32,552      32,552
Dividends paid .....................                                                                           (20,000)    (20,000)
Capital contributions ..............                                                    15,863                              15,863
Tax benefit of stock options .......                                                       411                                 411
Unrealized investment gains, net of
  taxes ............................                                                                9,218                    9,218
                                            ------     ------     ------   ------      -------     --------    ---------     -----
Balance December 31, 1993 ..........          --         --        --          --      213,605     12,027       77,436     303,068
Net income .........................                                                                            22,951      22,951
Dividends paid .....................                                                                            (3,900)     (3,900)
Capital contributions ..............                                                     8,255                               8,255
Noncash dividend ...................                                                    (6,573)                             (6,573)
Tax benefit of stock options .......                                                       282                                 282
Cumulative effect of adoption of
  Statement No. 115 at January 1,
  1994, net of taxes ...............                                                               16,908                   16,908
Unrealized investment losses, net of
  taxes ............................                                                              (51,629)                 (51,629)
                                           ------      ------     ------   ------      -------    ----------   ---------   --------

Balance December 31, 1994...........         --          --                  --        215,569    (22,694)      96,487     289,362
Net loss ...........................                                                                           (26,833)    (26,833)
Dividends paid .....................                                                                          (105,000)   (105,000)
Issuance of common stock ...........                            1,590,461    16            (16)                                 --
Issuance of common stock purchase
  warrants .........................                                                        93                                  93
Issuance of preferred stock.........       182,060    45,515                           (45,515)                                 --
Cost of preferred stock issued ....                                                       (466)                               (466)
Unrealized investment gains, net of
  taxes ............................                                                               46,939                   46,939
                                           ------    --------   --------   ------      -------    ---------- ---------    --------

Balance December 31, 1995                  182,060   $45,515    1,590,461   $16       $169,665    $24,245    $ (35,346)   $204,095
                                           =======   =======    =========   ===       ========    ========    =========   ========

See accompanying notes to consolidated financial statements.

                             TRANSPORT HOLDINGS INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 Years Ended December 31, 1995, 1994, and 1993


                                                         1995        1994       1993
                                                         ----        ----       ----
                                                                 (in thousands)

Operating activities:
Net income ........................................   $ (26,833)   $ 22,951    $ 32,552
Adjustments to  reconcile  net  income  to
  net  cash  provided  by operating activities:
  (Gain) loss on sale of securities ...............      (6,758)      3,393     (26,762)
  Accretion of bond discount or premium ...........      (1,598)       (928)     (4,193)
  Amortization debt issue costs ...................         151        --          --
  Change in assets and liabilities:
    Change in real estate (depreciation) ..........        --           933         556
    Accrued investment income .....................       2,100        (959)     (1,791)
    Premiums due and unpaid .......................       5,110        (303)       (114)
    Due from reinsurers ...........................    (244,345)     (5,162)      17,451
    Due from agents ...............................      (1,071)      2,735         734
    Value of insurance in force ...................       5,170       5,856       6,220
    Deferred  policy acquisition  costs ...........      59,924          61      (7,457)
    Prepaid  commissions ..........................       5,376       1,259       1,859
    Intercompany receivables.......................         --          --       40,866
    Other assets ..................................       1,573       1,383         864
    Insurance reserves ............................      43,004       6,854      39,328
    Federal income taxes payable ..................      (3,695)      2,521      (4,322)
    Deferred income tax expense ...................     (32,669)      6,163       5,072
    Accrued  expenses  and other  liabilities .....       8,363         361      (5,774)
                                                       ---------     -------     ------
Net cash (used in) provided by operating activities    (186,198)     47,118      95,089
                                                       --------      ------      ------
Investing  activities:
  Sale of fixed  maturities .......................     430,813     199,933     256,243
  Maturity of fixed maturities ....................       6,000       6,884       9,197
  Sale of common  stock............................       8,614      85,596     110,680
  Sale of preferred stock..........................       2,258      22,369      13,882
  Sale of  investment in Travelers.................      35,200          --        --
  Sale of real estate..............................      16,585          --        --
  Acquisition of real estate through foreclosure...        (195)         --        --
  Sale of mortgage ................................       7,000          --        --
  Purchase of fixed maturities ....................    (396,796)   (231,091)   (371,603)
  Purchase of preferred stock .....................        --          (248)     (3,853)
  Purchase of common stock ........................         (28)    (80,826)   (102,708)
  Principal  payments  on  mortgages ..............       2,252       4,942       1,831
  Principal  payments on policy  loans ............       1,736       1,207         786
  Change in  short-term  and  other
    invested  assets                                     70,873     (49,346)     (5,966)
                                                         ------     -------      ------
Net cash provided by (used in) investing activities     184,312     (40,580)    (91,511)
                                                       -------     -------      -------
Financing activities:
  Issuance of long term debt ......................     112,000         --           --
  Principal  payments on long term debt ...........      (1,750)        --           --
  Debt issue costs.................................      (3,889)        --           --
  Dividends paid ..................................    (105,000)     (3,900)    (20,000)
  Capital contribution ............................       --            282      16,274
  Cost of preferred stock issue ...................        (466)        --           --
  Issuance of warrants ............................          93         --           --
                                                       ---------     -------    -------

Net cash provided by (used in)
financing activities ..............................         988      (3,618)     (3,726)
                                                         -------     -------     ------
(Decrease) increase in cash and cash equivalents ..        (898)      2,920        (148)
Cash and cash equivalents at beginning of year.....       3,096         176         324
                                                          -----      -------     -------
Cash and cash equivalents at end of year..........       $2,198      $3,096      $  176
                                                         ======      =======     =======

See accompanying notes to consolidated financial statements.

                                       17

                             TRANSPORT HOLDINGS INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1995, 1994 and 1993


(1) Organization

         Transport Holdings Inc. ("the Company") was incorporated in 1990 under the laws of the State of Delaware. In a series of transactions which culminated on September 29, 1995, the Company became the sole stockholder of Intermediate Holdings Inc., a Delaware corporation. Intermediate Holdings Inc. is the sole stockholder of TLIC Life Insurance Company, a Texas life insurance company, and TLSD Inc., a Delaware corporation, both organized in 1995. TLIC Life Insurance Company is the sole stockholder of Transport Life Insurance Company, a Texas life insurance company organized in 1958 and in continuous operation since that time. Transport Life Insurance Company in turn owns all of the common stock of Continental Life Insurance Company, a Texas insurance company formed and in continuous operation since 1969, and a wholly owned subsidiary of Transport Life Insurance Company since 1971. Transport Life Insurance Company and Continental Life Insurance Company are principally engaged in the supplemental life and health insurance business. These products are marketed by two independent agencies.

         On September 29, 1995, all of the outstanding Class A common stock of the Company was distributed to the stockholders of Travelers Group Inc. ("Travelers"). The Company was recapitalized on September 29, 1995 immediately prior to the distribution of its shares. The recapitalization involved the filing of a Restated Certificate of Incorporation which, among other things, authorized Class A and Class B Common Stock, increased the number of authorized shares of common stock, and authorized preferred stock. Upon the filing of the Restated Certificate of Incorporation, all of the outstanding shares of common stock then held by Travelers were exchanged for 1,590,461 shares of Class A Common Stock, $0.01 par value. The financial statements of the previously separate companies for prior periods have been restated on a consolidated basis.

         These consolidated financial statements include the accounts of the Company, Intermediate Holdings Inc., TLIC Life Insurance Company, Transport Life Insurance Company, and Continental Life Insurance Company, which have been combined for all periods presented. All material intercompany accounts and transactions have been eliminated. Prior to 1995, there were no material assets, liabilities, or results of operations for any of the consolidated companies except Transport Life Insurance Company and Continental Life Insurance Company.

(2) Summary of Significant Accounting Policies

(a) Basis of Presentation

         The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles prescribed for stock life insurance companies for all years presented.

(b) Investments

         Fixed maturities available for sale are valued at market. These securities are classified as available for sale based on the possibility they could be sold prior to maturity. Although no impairments in value have occurred which would require adjustment to the carrying value of such securities, any such impairment identified in the future would result in a reduction of the carrying value and reflection of a corresponding realized capital loss in the consolidated statement of income. The Company's policy is to recognize such an impairment when the projected cash flows of these securities have been reduced on an "other than temporary basis," so that the realizable value is reduced to an amount less than the carrying value.

         Equity securities include common and nonredeemable preferred stocks and are carried at market value. Unrealized gains and losses on marketable equity securities and fixed maturities available for sale, net of applicable income taxes, are reflected as a direct charge or credit to stockholder's equity.

                             TRANSPORT HOLDINGS INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)

         Policy loans are reported at unpaid principal balances. Mortgage loans are reported at unpaid principal balances, net of any unamortized premium or discount. Real estate, other than property acquired in foreclosure, is reported at cost net of depreciation.

         Realized gains and losses on sales of investments are included in net income. The cost of investment securities sold is determined based on the specific identification method.

(c) Cash

         Cash includes cash on deposit with banking institutions.

(d) Deferred Policy Acquisition Costs

         Those costs of acquiring new business which vary with and are primarily related to the production of new business have been deferred to the extent that such costs are deemed recoverable from future premiums. Such costs include commissions, certain costs of policy issuance and underwriting and certain variable agency expenses.

         Deferred costs related to life insurance and accident and health policies are amortized over the premium paying period of the related policies in proportion to the ratio of annual premium revenues to total anticipated premium revenues. Such anticipated premium revenues are estimated using the same assumptions used for computing liabilities for future policy benefits.

(e) Value of Insurance in Force

         The value of insurance in force, net of amortization, represents the actuarially determined present value of anticipated profits to be realized from life and accident and health business in force at December 31, 1988 when Transport Life Insurance Company was acquired in a purchase transaction, using the same assumptions that were used for computing the related liabilities on the date of acquisition. The value of insurance in force is amortized over the estimated premium paying periods in relation to anticipated premiums.

         Accretion of interest on value of insurance in force is calculated based on the rates of interest used in setting the related policy reserves.

(f) Future Policy Benefits

         Liabilities for future benefits on life and accident and health policies are established in an amount adequate to meet the estimated future obligations on policies in force. Liabilities for future policy benefits for accident and health and other long-term life insurance policies have been computed based on expected investment yields, morbidity, mortality, withdrawal rates and other assumptions. These assumptions include a margin for adverse deviation which varies with the characteristics of the plan of insurance, year of issue, age of insured and other appropriate factors. Interest rates average 9% for life policies and 8% for accident and health policies. The morbidity, mortality and withdrawal assumptions are based on the Company's experience as well as industry experience and standards.

         The   establishment  of  liabilities  for  future  policy  benefits  is inherently based on estimates. Should actual future experience deviate substantially from the Company's expectations, the liability for future policy benefits may require adjustment in the future with respect to policies presently in force. Of all of the Company's cancer insurance policies presently in force, approximately 27% provide for radiation and chemotherapy benefits which are not limited in amount. These benefits have been the subject of substantial inflation over the past several years. The Company has applied for rate increases with respect to these polices with the various state departments of insurance where the Company does business. Rate increases were implemented in each of the last three years. The Company expects to apply for future rate increases for these policies as well. There can be

                             TRANSPORT HOLDINGS INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)

no assurance that future rate increases will be approved, or, if approved, will be in the amounts requested. An inability to obtain future rate increases could have a material adverse effect on the Company's financial position and results of operations.

(g) Policy Claims and Benefits

         A liability for unpaid claim costs, including an estimate for incurred but not reported claims, is accrued when insured events occur. These estimates are determined using case basis estimates and lag studies of past experience and are reviewed regularly. Changes in estimates resulting from the review process and differences between estimates and actual payments are recognized in income in the period in which the estimates are changed or payments are made.

         The nature of the Company's business is such that the time period over which an individual claim is settled can range from a few months to ten or more years. Because of the uncertainties surrounding the ultimate amount of claim costs with respect to any particular case, claim liabilities may require adjustment in the future with respect to claims which have been incurred as of the date of these financial statements.

(h) Reinsurance Arrangements

         The Company's reinsurance activities relate to both ordinary life and accident and health reinsurance. The Company cedes insurance in order to limit losses, minimize exposure on large risks, and effect business sharing arrangements. Reinsurance is accomplished primarily through coinsurance and yearly renewable term.

         In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding reinsurance to other insurance enterprises or reinsurers under excess coverage and coinsurance contracts. The Company currently follows the policy of reinsuring that portion of the risk in excess of $100,000 on any single life for most life insurance plans. The Company also reinsures a portion of its accident and health business.

         In December 1995, the Company sold its long term care insurance business. This transaction was effected by a reinsurance arrangement whereby the Company ceded all of its retained long-term care business in force to the buyer.

(i) Federal Income Taxes

         For the three months ended December 31, 1995, the Company will file two consolidated income tax returns, one which includes Transport Holdings Inc. and Intermediate Holdings Inc. and another which includes the life insurance subsidiaries. For the nine months ended September 30, 1995 and the year 1994, Travelers Insurance Company, an indirect wholly owned subsidiary of Travelers, was the parent of the consolidated federal income tax return group which included the Company. For 1993, the Company's operations were included in the consolidated federal income tax return of Travelers Insurance Holdings Inc., an indirect wholly owned subsidiary of Travelers.

         Income taxes are provided based on taxes incurred for the three months ended December 31, 1995. For prior periods, taxes were provided based on tax allocation agreements which included the Company and generally represent those taxes that would have been incurred if the Company had been filing its own separate tax returns.

         Income taxes have been provided in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Deferred income taxes result from temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases.

         Income taxes are not provided on the Company's retained earnings designated as "policyholders' surplus" because such taxes will become payable only to the extent such retained earnings are distributed as a dividend

                             TRANSPORT HOLDINGS INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)

or exceed limits  prescribed by federal law.  Distributions are not contemplated
from  the  Company's   policyholders'  surplus  which  aggregated  approximately
$2,144,000 at December 31, 1995.

(j) Recognition of Revenues and Related Expenses

         Premiums are recognized as revenue over the premium paying periods of the policies. Benefits and expenses are associated with earned premiums so that profits are recognized over the life of the related contracts. This association is accomplished through the provision for future policy benefits and the amortization of deferred policy acquisition costs.

(k) Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

(l) Accounting Pronouncements

         Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which addresses accounting and reporting for investments in equity securities that have a readily determinable fair value and for all debt securities. Those investments are classified in one of three categories. Debt securities that the Company has the positive intent and ability to hold to maturity are classified as "held to maturity" and are reported at amortized cost. Securities that are bought and held principally for the purpose of selling them in the near term are classified as "trading securities" and are reported at fair value, with unrealized gains and losses included in earnings. Securities that are neither to be held to maturity nor to be sold in the near term are classified as "available for sale" and are reported at fair value, with unrealized gains and losses included as a component of stockholders' equity, net of tax. The impact on consolidated stockholders' equity due to implementation of this Statement was an increase of approximately $16,908,000 relating to unrealized gains on the available for sale portfolio, net of deferred taxes.

         In October 1994, the FASB issued Statement 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments." Statement 119 requires disclosures about amounts, nature, and terms of derivative financial instruments not subject to the reporting provisions of Statement 105, "Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk." The disclosure provisions of Statement 119 require all entities to distinguish between financial instruments held or issued for trading purposes and financial instruments held or issued for purposes other than trading. The Company does not utilize derivative instruments in its business activities and has applied the reporting provisions of Statement 119 in these financial statements.

         In March  1995,  the FASB issued  Statement  121,  "Accounting  for the
Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Statement 121 established accounting standards for the recognition and measurement of impairment on long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain intangibles to be disposed of. This statement does not apply to long-lived assets such as deferred policy acquisition costs and deferred tax assets. The Company adopted Statement 121 in the fourth quarter of 1995, the adoption of which did not have a material impact on the financial statements.

                             TRANSPORT HOLDINGS INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)

(3) Investments

         Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to investment income using the effective interest method. Dividends and interest income are recognized when earned.

         The amortized cost,  unrealized gains and losses,  and estimated market
values  of  investments  in  fixed  maturity   securities  are  as  follows  (in
thousands):

                                                                                              At December 31, 1995
                                                                              ------------------------------------------------------
                                                                                                Gross         Gross
                                                                              Amortized        unrealized     unrealized     Fair
                                                                                cost             gains        losses         value
                                                                                ----             -----        ------         -----
U.S. government and agencies ........................................         $138,066         $16,038         $--          $154,104
States, municipalities and political subdivisions ...................           18,114             966         --             19,080
Corporate securities ................................................          111,014           8,059         --            119,073
Mortgage-backed securities ..........................................          191,114           9,187         (72)          200,229
Other debt securities ...............................................           24,318           1,571         (72)           25,817
                                                                               ------           -----         ------         -------
                                                                              $482,626         $35,821        $(144)        $518,303
                                                                              ========         =======        =====         ========

                                                                                              At December 31, 1994
                                                                              ------------------------------------------------------
                                                                                                Gross         Gross
                                                                              Amortized        unrealized     unrealized     Fair
                                                                                cost             gains        losses         value
                                                                                ----             -----        ------         -----
U.S. government and agencies ....................................         $166,983         $  373         $(14,509)         $152,847
States, municipalities and political subdivisions ...............            7,882          2,362           (1,159)            9,085
Corporate securities ............................................          112,530          1,224           (5,219)          108,535
Mortgage-backed securities ......................................          186,377          1,094          (14,010)          173,461
Other debt securities ...........................................           41,080             18           (5,273)           35,825
                                                                            ------          ------         -------          --------
                                                                          $514,852          $5,071        $(40,170)         $479,753
                                                                          ========          ======        ========          ========

         The amortized cost and estimated market value of fixed maturities at December 31, 1995 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

         Fixed maturities available for sale (in thousands):

                                                         Amortized        Fair
                                                            cost          value
                                                            ----          -----
Due in one year or less ..........................       $  5,144       $  5,196
Due after one year  through  five years ..........         49,245         52,337
Due after five years  through ten years ..........        124,540        131,988
Due after ten years ..............................        112,583        128,553
Mortgage-backed securities .......................        191,114        200,229
                                                          -------        -------
                                                         $482,626       $518,303
                                                         ========       ========

         There  were  no   investments  in  any  entity  in  excess  of  10%  of
stockholder's equity at December 31, 1995 and 1994, other than investments issued or guaranteed by the U.S. government. Publicly traded fixed maturity securities are valued based on quoted market prices. Private placement securities are valued based on the credit quality and duration of marketable securities deemed comparable by the Company, which may be of another issuer.

                             TRANSPORT HOLDINGS INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)

         Investment in real estate at December 31, 1995 consists of a shopping center in Houston, Texas acquired by foreclosure. Investment in real estate at December 31, 1994 consisted of an investment in land and commercial improvements located in Minnesota with a net book value of $13,841,000 and properties in Texas acquired via foreclosure with a net book value of $2,642,000. These properties were sold in September 1995 to subsidiaries of Travelers in connection with the distribution of the Company's stock.

         Major categories of net investment income consist of the
following (in thousands):
                                                  Year Ended December 31,
                                           ------------------------------------
                                            1995         1994          1993
                                            ----         ----          ----
Fixed maturity securities .........      $ 40,621       $ 35,899       $ 29,955
Policy loans ......................         1,062          1,251          1,296
Mortgage loans ....................         1,668          2,000          2,624
Short-term investments ............         3,934          3,104          2,490
Other .............................         3,061          4,964          8,130
                                            -----          -----          -----
Investment revenue ................        50,346         47,218         44,495
Investment expense ................          (681)          (583)          (521)
                                          -------        -------        -------
Net investment income .............      $ 49,665       $ 46,635       $ 43,974
                                         ========       ========       ========

         Proceeds from sales of bonds during 1995 and 1994 were $430,813,000 and $199,933,000, respectively. Gross realized gains and losses on such sales were $9,735,000 and $3,916,000, respectively, for the year ended December 31, 1995 and $2,022,000 and $6,290,000, respectively, for the year ended December 31, 1994.

         Net unrealized gains (losses) included in stockholders' equity at December 31 were as follows (in thousands):

                                                            1995          1994
                                                            ----          ----

Fixed maturities available for sale ....................   $ 35,677    $(35,100)
Equity securities ......................................      1,623         186
Provision for deferred income tax (expense) benefit ....    (13,055)     12,220
                                                            -------      ------
Net unrealized gains (losses) ..........................   $ 24,245    $(22,694)
                                                           ========    ========

         Net realized gains (losses) were as follows (in thousands):

                                          1995            1994            1993
                                          ----            ----            ----

Fixed maturities ...............        $ 5,819         $ (4,268)        $21,977
Equity securities ..............            512              815           4,754
Real estate ....................            (69)            --              --
Other ..........................            495               60              31
                                        -------         --------         -------
                                        $ 6,757         $ (3,393)        $26,762
                                        =======         ========         =======

         Securities with an amortized cost of approximately $7,518,000 and $7,503,000 at December 31, 1995 and 1994, respectively, were on deposit with various state insurance departments to comply with applicable insurance laws.

         In April 1994, the Company exchanged investment securities with a cost of approximately $171,263,000 and a market value of approximately $167,114,000 with a subsidiary of Travelers for an equal amount, at market value, of securities and cash. The transaction resulted in a loss of $2,697,000 net of tax benefits of $1,452,000.

                             TRANSPORT HOLDINGS INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)

(4) Long Term Borrowings

         On September 29, 1995, the Company borrowed $62 million from a group of banks and issued $50 million in subordinated convertible notes ($42 million of Series A notes and $8 million of Series B notes).

         The bank loans bear interest at a floating rate based, at the Company's option, on a Eurodollar rate plus 1.25% or a rate which approximates the Chase Manhattan Bank's prime rate plus 0.25%. The weighted average interest rate in effect for the three months ended December 31, 1995 was 7.185%. Interest is payable quarterly. The bank loans mature in September 2001, and call for semi-annual principal payments. Payments aggregating $4.0 million are due in 1996; $6.75 million is due in 1997; $12.0 million is due in 1998; $14.0 million is due in 1999; $15 million is due in 2000; and $8.5 million is due on maturity.

         The subordinated convertible notes bear interest at 8.5% payable semi-annually and mature in September 2005. No principal payments are required until maturity. The notes become convertible into Class B Common stock in September 1997 and become convertible into Class A Common stock in September 2000 (earlier under certain circumstances). The Series A notes become convertible into 1,335,987 shares of common stock and the Series B notes become convertible into 181,818 shares of common stock.

         Interest expense on the bank loans is subject to fluctuation with changes in prevailing market rates. The Company has the option to fix rates of interest for periods of up to six months.

         Cash payments for interest expense were $1,126,000 in 1995.

(5) Common Stock

         Class A Common Stock and Class B Common Stock are identical except that holders of Class A Common Stock are entitled to one vote for each share held and holders of Class B Common Stock would be entitled to approximately 0.118 votes per share held. There is presently no Class B Common Stock outstanding. If issued, Class B Common Stock would become convertible into Class A Common Stock in September 2000 (earlier in certain circumstances).

         The terms of the bank debt and the subordinated convertible notes restrict the payment of dividends on the common stock. Furthermore, the terms of the preferred stock prohibit the payment of dividends on common stock except for certain limited exceptions.

         The Company has common stock purchase warrants outstanding at December 31, 1995 entitling the holders to purchase 250,000 shares of Class A common stock for $55 per share. The warrants are held by trusts for the benefit of family members of two of the Company's executives. The holders of the warrants have the right to require the Company to register, at the Company's expense, stock received from exercise of the warrants.

(6) Redeemable Preferred Stock

         The Company's preferred stock has a redemption value per share of $257.67 at December 31, 1995. Dividends, at 12% per year, are cumulative and, if not declared and paid, are added to the redemption value quarterly. No dividends are required to be paid until 2003. At December 31, 1995, the entire preferred stock issue is held by Travelers. The preferred stock is redeemable at the option of the Company at the redemption value plus accrued dividends. Should the Company elect to redeem the preferred stock before September 1998, an additional redemption premium would be required if the preferred stock were held by a party other than Travelers. The Company must redeem the preferred stock in September 2006. The $1,396,000 aggregate excess of redemption value over carrying amount at December 31, 1995 represents undeclared cumulative dividends in arrears, which will be charged to retained earnings when and if declared.

         At the option of the Company, after September 1997, the preferred stock may be exchanged in whole, but not in part, for debt securities having a face amount equal to the liquidation value of the preferred stock at the date of the exchange and having economic terms substantially similar to the preferred stock. Holders of the preferred stock or any debt securities for which it may be exchanged have the right to require the Company to register these securities at the Company's expense.

(7) Sale of Long Term Care Business

         In December 1995, the Company completed a sale of its long term care insurance business. The transaction was structured as a reinsurance arrangement whereby the Company transferred approximately $249,970,000 in cash and marketable securities to the buyer, who assumed all of the Company's liabilities for the business on a coinsurance basis. Net liabilities for the sold business were approximately $182,771,000 and costs associated with the sale were approximately $1,350,000, resulting in a pre-tax loss of approximately $68,549,000 on the sale.

         In addition to the loss on the sale, $2,650,000 for costs of exiting the long term care business was charged to earnings in 1995. These costs included severance benefits for terminated employees and remaining contractual payments on vacated office space.

         The long term care business represented a substantial portion of the Company's premium income and policies in force. There can be no assurance that the Company will be able to eliminate all or substantially all of the expenses which were associated with the marketing and administration of this block of business.

(8) Expenses of Spin-off and Related Transactions

         Results of operations for 1995 reflect a charge of $2,209,000 before taxes for expenses associated with the distribution of the Company's shares and the related transactions. In addition, $3,900,000 of costs associated with long term borrowings were capitalized and are being amortized as a charge to income over the life of the associated borrowings, using the effective interest method. Expenses of $466,000 were charged to paid in capital in connection with the issuance of preferred stock.

(9) Earnings Per Share

         All of the Company's 1,590,461 outstanding shares of Class A Common Stock were issued on September 29, 1995, and were outstanding for 93 days during 1995. Loss per share was based on the number of Class A shares outstanding. Fully diluted loss per share is not presented because such a computation would have the effect of decreasing the loss per share amount. The Company's subordinated convertible notes become convertible into 1,517,806 shares of Class B Common stock in September 1996 and into the same number of Class A Common shares in 2000 (earlier under certain circumstances). The Company also has outstanding 192,000 stock options granted during the fourth quarter of 1995, the assumed exercise of which would increase the number of common shares outstanding by 2,942 shares, using the treasury stock method.

(10) Transactions with Affiliates

         In April 1994, the Company's investment in Travelers common stock with a cost of $22,500,000 was exchanged for a Travelers preferred stock issue with a market value of $35,200,000. The exchange resulted in an increase in paid-in capital of $8,255,000 net of a deferred tax liability of $4,445,000. The preferred stock was sold to Travelers in September 1995 in connection with the distribution of the Company's stock. No gain or loss resulted from the sale.

         During 1993, the Company terminated a reinsurance treaty with a subsidiary of Travelers which resulted in a capital contribution of $15,863,000. Effective January 1, 1994, the Company reinsured its credit insurance block of business to a subsidiary of Travelers, resulting in a charge to paid-in capital of $6,573,000.

                             TRANSPORT HOLDINGS INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)

         The Company has an investment advisory agreement with Associated Madison Companies, Inc. (AMAD), a subsidiary of Travelers. AMAD provides, on a fee basis to the Company, certain custodial and advisory services, including but not limited to the possession and trading of securities, the recommendation of investments and, subject to the Company's investment objectives, restrictions and limitations, the execution and performance of the Company's investment program. In 1995, 1994 and 1993, the Company paid fees to AMAD of approximately $681,000, $583,000 and $521,000, respectively, under the terms of the investment advisory agreement.

         Until September 29, 1995, the Company had a service agreement with Resource Deployment, Inc. (RDI), a wholly owned subsidiary of Travelers, under which RDI provided certain management services to the Company. The Company paid fees to RDI of approximately $1,350,000 for the nine months ended September 30, 1995, $1,800,000 in 1994 and none in 1993. After September 29, 1995, certain RDI employees became employees of the Company.

(11) Reinsurance

         Reinsurance contracts do not relieve the Company from its direct obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for any amounts determined to be uncollectible. At December 31, 1995, 1994 and 1993, no allowances were necessary. The Company evaluates the financial condition of its reinsurers periodically.

         Summarized financial information for the credit block of business reinsured effective January 1, 1994 is as follows for 1993 (in thousands):

Premiums earned .........................................              $ 11,964
Investment income .......................................                 1,769
Other income ............................................                 3,301
                                                                          -----
                                                                         17,034
Benefits and expenses ...................................               (17,139)
                                                                        -------
Pretax operating loss ...................................              $   (105)
                                                                       ========

         Life insurance in force and related reinsurance amounts at December 31 are summarized as follows (in millions):

                                                   1995       1994        1993
                                                   ----       ----        ----

Direct life insurance in force ...............    $ 846     $ 1,234     $ 2,451
Reinsurance risk ceded to other companies ....     (620)       (985)     (1,959)
                                                   ----        ----      ------
Net life insurance in force ..................    $ 226     $   249     $   492
                                                  =====     =======     =======

         Amounts recoverable from reinsurers at December 31 are summarized as follows (in thousands):

                                                           1995           1994
                                                           ----           ----

Future policy benefit reserves ceded ..............       $159,006       $17,071
Unearned premiums ceded ...........................         34,064        19,436
Policy and contract claims ceded ..................        105,797        18,015
                                                           -------        ------
Total amounts due from reinsurers .................       $298,867       $54,522
                                                          ========       =======

         Of the balances due from reinsurers at December 31, 1995, 86% of future policy benefit reserves ceded, 69% of unearned premium reserves ceded, and 87% of claim reserves ceded were due from a single reinsurer in

                             TRANSPORT HOLDINGS INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)

connection with the sale of the long term care business. The aggregate amount due from this reinsurer was approximately $253,379,000 and was secured by assets (generally marketable securities) held in trust at a commercial bank. The trust fund balance was approximately $299,888,000 at December 31, 1995.

         Of the balances due from reinsurers at December 31, 1994, all of unearned premium reserves ceded and 52% of claim reserves ceded were due from a single reinsurer.

(12) Policy and Contract Claims

         Activity in the liability for policy and contract claims is summarized as follows (in thousands):

                                              1995        1994           1993
                                              ----        ----           ----

Beginning of year balance ............    $ 219,494     $ 215,737     $ 183,625
Less: reinsurance recoverables .......      (18,015)      (13,776)       (9,452)
                                            -------       -------        ------
Net balance beginning of year ........      201,479       201,961       174,173

Incurred related to:
Current year .........................      121,847       143,888       182,329
Prior years ..........................      (19,125)      (22,269)      (20,675)
                                            -------       -------       -------
Net incurred .........................      102,722       121,619       161,654
Paid related to:
Current year .........................       24,873        44,592        57,779
Prior years ..........................       67,774        77,509        76,087
                                             ------        ------        ------
Total paid ...........................       92,647       122,101       133,866
Released in connection with
 sale of long term carebusiness ......       88,172          --            --
Net balance end of year ..............      123,382       201,479       201,961
Plus: reinsurance recoverables .......      105,797        18,015        13,776
                                            -------        ------        ------
End of year balance ..................    $ 229,179     $ 219,494     $ 215,737
                                          =========     =========     =========

         The development of prior year claim reserves in all three years reflects normal changes in actuarial estimates. Both paid and incurred claims decreased from 1994 to 1995 because of the run-off of discontinued lines and the sale of the long term care business.

(13) Deferred Policy Acquisition Costs

         The following reflects the amounts of policy acquisition costs deferred and amortized (in thousands):

                                             1995          1994          1993
                                             ----          ----          ----
Deferred acquisition cost:
Beginning of year ....................     $ 89,455      $ 89,516      $ 82,059
Capitalized ..........................       11,688        21,931        27,939
Amortized ............................      (19,300)      (21,992)      (20,482)
Extinguished in connection with
 sale of long term care business .....      (52,312)         --            --
                                            -------        ------      --------

End of year ..........................     $ 29,531      $ 89,455      $ 89,516
                                           ========      ========      ========
                                       27

                             TRANSPORT HOLDINGS INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)

(14) Income Taxes

         Income tax expense differed from the amounts computed by applying the U.S. federal income tax rate of 35% in 1995, 1994 and 1993 to pretax income as a result of the following (in thousands):

                                             1995          1994         1993
                                             ----          ----         ----

Income tax expense computed
  at federal statutory rate ..........     $(14,407)     $ 12,590      $ 17,484
Increase (decrease) in income
 taxes resulting from:
Tax exempt interest ..................         --            (551)       (1,079)
Dividends received deduction .........         (585)         (685)       (1,050)
Increase in tax rate(1%) .............         --            --           1,790
Expenses of spin-off .................          660          --            --
Other, net ...........................         --            --               4
Increase in valuation allowance
  on deferred tax asset ..............         --           1,667          --
                                           -------       --------      --------
Total tax expense ....................     $(14,332)     $ 13,021      $ 17,149
                                           ========      ========      ========

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1995 and 1994 are presented below (in thousands):

                                                     1995                 1994
                                                     ----                 ----
Deferred tax assets:
Claim settlements .........................      $  1,167              $  2,333
Investments ...............................           489                 4,010
Accrued expenses ..........................         2,843                 1,236
Deferred acquisition costs
 and value of insurance in force ..........           981                  --
Other, net ................................           255                 1,925
                                                 --------              --------

                                                    5,735                 9,504
Less valuation allowance ..................          --                  (1,667)
                                                 --------              --------

                                                 $  5,735                 7,837
                                                 --------              --------

Deferred liabilities:
Deferred  acquisition  costs  and
  value  of  insurance  in  force .........          --                 (18,201)
Investments ...............................       (13,711)                 --
Policy  reserves ..........................       (16,941)              (19,918)
Value of insurance licenses ...............        (1,895)               (1,947)
Other, net ................................          (535)               (2,512)
                                                 --------              --------
                                                  (33,082)              (42,578)
                                                 --------              --------
Net deferred liability ....................      $(27,347)             $(34,741)
                                                 ========              ========

         At December 31, 1995, the Company's life insurance tax filing group had a net operating loss carryforward of approximately $1,183,000 and the Company's non-life tax filing group had a net operating loss carryforward of approximately $151,000. The Company had no tax credit carryforwards. During 1995, 1994 and 1993, the Company made approximately $22,032,000, $4,054,000 and $24,576,000 in income tax payments, respectively.

(15) Employee Benefit Plans

         Effective October 1, 1995, the Company sponsored a defined contribution pension plan covering the majority of its employees. Employees who elect may defer a portion of their compensation in a savings plan

                             TRANSPORT HOLDINGS INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)

governed by Internal Revenue Code Section 401(k). The Company matches part of such employees' contributions. In addition, the Company may contribute an additional amount which is allocated to the accounts of all eligible employees (whether or not they participate in the savings plan) based on the employees' age. Pension costs associated with the plan were $124,000 in 1995. Prior to September 29, 1995, the Company participated in a plan sponsored by Travelers. Pension costs allocated to the Company pursuant to the Travelers plan were $220,000, $243,000 and $237,000 in 1995, 1994 and 1993, respectively.

         Effective January 1, 1993, the Company implemented Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits." Statement 112 establishes accounting standards for employers who provide benefits to former or inactive employees after employment, but before retirement. These benefits include, but are not limited to, salary continuation, supplemental unemployment, severance, disability-related (including workers' compensation), job training and counseling, and continuation of benefits such as health care and life insurance coverage. The statement requires employers to recognize the cost of the obligation to provide these benefits on an accrual basis, and employers must implement Statement 112 by recognizing a cumulative effect of a change in accounting principle. This resulted in a noncash after-tax charge to net income of $253,000 ($389,000 pre-tax) in 1993. The Company continues to fund benefits on a "pay-as- you-go" basis. Payments and annual expense for providing postemployment benefits in 1995 and 1994 were not material.

(16) Stock Option Plan

         The Company maintains a stock option plan pursuant to which 425,000 shares of common stock are reserved for issuance. The plan permits the Board of Directors to grant incentive stock options and nonqualified stock options. The following incentive stock options had been granted as of December 31, 1995:

                                                           Option       Number
Grant Date                                                Price       of Shares
----------                                                -----       ---------

October 31, 1995 ..........................            $   39.45          62,657
December 15, 1995 .........................            $   39.83         129,343
                                                                        --------
                                                                         192,000
                                                                        ========

         None of the granted options were exercisable at December 31, 1995, and no shares were issued in 1995 pursuant to the stock option plan. The options vest over a five year period at 20% per year on the anniversary date of the grant.

         The plan also permits the Board of Directors to grant stock awards of restricted stock. Such awards have conditions and restrictions which are designed to encourage recipients to remain in the Company's service and retain stock ownership in the Company. There were no restricted shares issued under the plan in 1995.

(17) Fair Value of Invested Assets

         The following information relates to estimated fair values of the Company's financial instruments as of December 31, 1995 and 1994.

         Fair values for bonds and common and preferred stocks were obtained from independent brokers and published valuation guides, as disclosed in Note 3.

         Mortgage and other loans are secured principally by commercial real estate. Weighted average interest rates for these loan portfolios as of December 31, 1995 were approximately 10% with maturities ranging from 1996 to 2004. Management believes that reported amounts approximate fair value.

                             TRANSPORT HOLDINGS INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)

         Real estate acquired by foreclosure is valued at the lower of estimated market value at date of foreclosure or principal balance of the loan foreclosed.

         Policy loans have a weighted average interest rate of 6% as of December 31, 1995 and 1994 and have no specified maturity dates. The aggregate market value of policy loans approximates the carrying value reflected on the consolidated balance sheet. These loans typically carry an interest rate that is tied to the crediting rate applied to the related policy and contract reserves. Policy loans are an integral part of the life insurance policies which the Company has in force and cannot be valued separately.

         Carrying values of amounts due from reinsurers and agents, other receivables and certain other liabilities disclosed on the face of the balance sheets approximate fair value due to the relatively short period to maturity of the instruments.

         For cash,  cash  equivalents and short-term  investments,  the carrying
amounts   approximate  fair  value  because  of  the  short  maturity  of  these instruments.

(18) Contingent Liabilities and Commitments

(a) Litigation

         In the normal course of its operations, the Company has been named as defendant in various legal actions seeking payments for claims denied by the Company and other monetary damages. In the opinion of the Company's management, the ultimate liability, if any, resulting from disposition of these claims will not have a material adverse effect on the Company's results of operations, financial position, or liquidity.

         In recent years, the Company's major/catastrophic hospital insurance business has been the subject of claims by both private litigants and state insurance regulators. These claims, certain of which have resulted in adverse determinations against the Company, have generally involved allegations of misrepresentations on the part of independent agents selling certain insurance products of Transport Life Insurance Company (such agents were subsequently terminated), and plaintiffs have often sought (and in at least two instances have been awarded) punitive damages. Although such claims have declined in number in the last three years, there can be no assurance that claims based upon similar allegations will not be brought in the future by other persons or other regulatory authorities. Any such existing claims, or any other types of claims alleged in the future involving the marketing, sale or other aspects of the Company's insurance products, which could include claims for actual and punitive damages, or any regulatory actions which could impose fines or regulatory restrictions on operations, could have a material adverse effect on the Company.

(b) Leases

         The Company leases its home office building, data processing equipment and other equipment. Future minimum lease commitments for noncancelable operating leases and sublease commitments which will partially offset these commitments are shown as follows (in thousands):

                                                                         Net
          Year Ended December 31,      Leases           Sub-leases    Commitment
          -----------------------      ------           ----------    ----------
                       1996            $1,090              (598)            $492
                       1997             1,028              (576)             452
                       1998             1,028                              1,028
                       1999               573                                573
                       2000                28                                 28

         Rent expense, net of sublease income, incurred under such lease agreements aggregated approximately $502,000, $645,000, and $1,236,000 in 1995, 1994 and 1993, respectively.

                             TRANSPORT HOLDINGS INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)

(c) Reinsurance Dispute

         In March 1995, the Company became involved in a dispute with several foreign reinsurers concerning the underwriting of certain life policies written from 1974 to 1985. In the opinion of the Company's management, the ultimate liability, if any, resulting from disposition of this matter will not have a material adverse effect on the Company's results of operations, financial position, or liquidity.

(d) Declines in New Sales

         The Company has experienced substantial declines in new sales over the past several years, and has ceased marketing long term care insurance, which accounted for a substantial part of the Company's premium income. Should the decline in new sales continue, the Company's future earnings could be materially adversely affected.

(19) Stockholders' Equity and Restrictions

         The amount of statutory capital and surplus of the Company's insurance subsidiaries was $150,056,249, $110,065,457 and $94,532,010 at December 31,
1995, 1994 and 1993, respectively. Statutes in Texas restrict the payment of dividends by insurance companies to the available surplus funds derived from their net profits. The maximum amount of cash dividends that may be declared without regulatory approval in any twelve-month period is the greater of ten percent (10%) of the insurer's statutory surplus, as shown by its last annual statement on file with the Texas Department of Insurance, or one hundred percent (100%) of statutory net gain from operations for the preceding year. The maximum amount which may be paid by TLIC Life Insurance Company in 1996 without regulatory approval is approximately $15,000,000.

         TLIC Life Insurance Company, Transport Life Insurance Company and Continental Life Insurance Company have calculated their risk based capital ("RBC") in accordance with the National Association of Insurance Commissioners' Model Rule and the RBC rules as adopted by their state of domicile, Texas. The RBC as calculated exceeded levels requiring company or regulatory action.

(20) Selected Quarterly Financial Data (unaudited)

                                                                               Year Ended December 31, 1995
                                                        ---------------------------------------------------------------------------
                                                        First       Second             Third         Fourth                 Total
                                                        -----       ------             -----         ------                 -----

                                                                              (in thousands, except per share data)

Net premium income ................................    $ 55,815     $ 52,803            $ 51,449     $ 30,095            $ 190,162
Net investment income .............................      12,637       13,403              13,668        9,957               49,665
Realized gains (losses) ...........................         479         (110)               (449)       6,838                6,758
Loss on sale of long term care business ...........        --           --                  --        (68,549)             (68,549)
Other benefits and expenses .......................     (58,095)     (55,807)            (57,502)     (47,797)            (219,201)
Provision for income taxes ........................      (3,638)      (3,447)             (3,048)      24,465               14,332
                                                       --------     --------            --------     --------            ---------
Net income ........................................    $  7,198     $  6,842            $  4,118     $(44,991)           $ (26,833)
                                                       ========     ========            ========     ========            =========

Earnings (loss) per share .........................       (a)          (a)              $ 238.20     $ (29.15)          $(69.66)(b)

         (a) No per share amounts are applicable to the first and second quarters, which were before the distribution of the Company's stock to the public.

         (b) Amounts shown are based on actual shares outstanding. Loss per share as if the Company's stock which was distributed on September 29, 1995 had been outstanding for the entire year would have been $(17.75).

                                       31

                             TRANSPORT HOLDINGS INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)


                                                                         Year Ended December 31, 1994
                                                  ---------------------------------------------------------------------------
                                                  First       Second             Third              Fourth                 Total
                                                  -----       ------             -----              ------                 -----

                                                                              (in thousands, except per share data)

Net premium income .......................       $ 59,795        $ 57,606        $ 55,561        $ 54,716                 $ 227,678
Net investment income ....................         10,731          11,133          12,605          12,166                    46,635
Realized gains (losses) ..................            817          (3,565)           (506)           (139)                   (3,393)
Other benefits and expenses ..............        (61,121)        (59,353)        (58,089)        (56,385)                 (234,948)
Provision for income taxes ...............         (2,848)         (3,288)         (3,394)         (3,491)                  (13,021)
                                                   ------          ------          ------          ------                   -------
Net income ...............................       $  7,374        $  2,533        $  6,177        $  6,867                 $  22,951
                                                 ========        ========        ========        ========                 =========

     No per share amounts are applicable to the 1994 periods, which were prior to distribution of the Company's stock to the public.

                      CONSECO, INC. AND SUBSIDIARIES
                              _________________

ITEM 7(b).     Financial Statements and Exhibits, continued

               (b) Pro forma financial statements of Conseco, Inc. and subsidiaries.

   CONSECO, INC. AND SUBSIDIARIES PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The unaudited pro forma consolidated statement of operations of Conseco, Inc. ("Conseco") for the nine months ended September 30, 1996, and for the year ended December 31, 1995, presents the consolidated operating results for Conseco as if the merger (the "Merger") of Transport Holdings Inc. ("THI") with and into Conseco, had occurred on January 1, 1995.

     The pro forma consolidated statement of operations data for Conseco for the year ended December 31, 1995, set forth in the unaudited pro forma consolidated statement of operations under the column "Pro forma Conseco before the Merger" reflect the prior application of certain pro forma adjustments for the following transactions, all of which have already occurred, as if such transactions had occurred on January 1, 1995: (i) the issuance of $275.0 million of Trust Originated Preferred Securities ("TOPrS") having a distribution rate of 9.16 percent (the "TOPrS Offering") completed November 19, 1996; (ii) the issuance of $325.0 million of Capital Trust Pass-through Securities ("TruPS") having a distribution rate of 8.70 percent (the "TruPS Offering") completed November 27, 1996; (iii) the merger (the "ATC Merger") of American Travellers Corporation ("ATC") with and into Conseco completed December 17, 1996; (iv) the call for redemption of Conseco's Series D Convertible Preferred Stock (the "Series D Call") completed on September 26, 1996; (v) the acquisition of all of the outstanding common stock of American Life Holdings, Inc. ("ALH"), not previously owned by Conseco, and related transactions (the "ALH Transaction") completed on September 30, 1996; (vi) the acquisition of Life Partners Group, Inc. (the "LPG Merger") completed effective June 30, 1996; (vii) the acquisition of all of the outstanding common stock of CCP Insurance, Inc. ("CCP") not previously owned by Conseco and related transactions (including the repayment of the borrowings under Conseco's existing $250.0 million revolving credit agreement) completed August 31, 1995; (viii) the increase of Conseco's ownership in Bankers Life Holding Corporation ("BLH") to 90.4 percent, as a result of purchases of common shares of BLH by Conseco and BLH during 1995 and the first three months of 1996;
(ix) the issuance of 4.37 million shares of Preferred Redeemable Increased Dividend Equity Securities Convertible Preferred Stock ("PRIDES") of Conseco in January 1996; (x) the BLH tender offer for and repurchase of its 13 percent senior subordinated notes due 2002 and related financing transactions completed in March 1996 (the "BLH Tender Offer"); and (xi) the debt restructuring of ALH in the fourth quarter of 1995. Such pro forma adjustments are set forth in: (i) Conseco's Current Report on Form 8-K dated December 17, 1996; (ii) Exhibit 99.2 included in Conseco's Current Report on Form 8-K dated September 25, 1996; (iii) Conseco's Current Report on Form 8-K dated August 2, 1996; and (iv) Exhibit 99.1 included in Conseco's Current Report on Form 8-K dated April 10, 1996.

     The pro forma consolidated statement of operations data for Conseco for the nine months ended September 30, 1996, set forth in the unaudited pro forma consolidated statement of operations under the column "Pro forma Conseco before the Merger" reflect the prior application of certain pro forma adjustments for the following transactions, all of which have already occurred, as if such transactions had occurred on January 1, 1995: (i) the TOPrS Offering; (ii) the TruPs Offering; (iii) the ATC Merger; (iv) the Series D Call; (v) the ALH Transaction; (vi) the LPG Merger; (vii) the issuance of 4.37 million shares of Conseco PRIDES in January 1996; and (viii) the BLH Tender Offer. Such pro forma adjustments are set forth in: (i) Conseco's Current Report on Form 8-K dated December 17, 1996; and (ii) Exhibit 99.1 included in Conseco's Form 10-Q for the quarterly period ended September 30, 1996.

     The unaudited pro forma consolidated balance sheet of Conseco as of September 30, 1996, gives effect to the Merger as if it had occurred on September 30, 1996.

     The unaudited pro forma consolidated balance sheet data as of September 30, 1996, set forth in the unaudited pro forma balance sheet under the column "Pro forma Conseco before the Merger" reflect the prior application of certain pro forma adjustments for the following transactions, all of which have already occurred, as if such transactions had occurred on September 30, 1996: (i) the TOPrS Offering; (ii) the TruPS Offering; and (iii) the ATC Merger. Such pro forma adjustments are set forth in Conseco's Current Report on Form 8-K dated December 17, 1996.

     The pro forma consolidated financial statements are based on the historical financial statements of Conseco, LPG, ATC and THI and are qualified in their entirety by, and should be read in conjunction with, these financial statements and the notes thereto. The pro forma data are not necessarily indicative of the results of operations or financial condition of Conseco had these transactions occurred on January 1, 1995, nor the results of future operations. Conseco anticipates cost savings and additional benefits as a result of certain of the transactions contemplated in the pro forma financial statements. Such benefits and any other changes that might have resulted from management of the combined companies have not been included as adjustments to the pro forma consolidated financial statements. Certain amounts from the prior periods have been reclassified to conform to the current presentation.

     The unaudited pro forma consolidated financial statements reflect cost allocations for the LPG Merger, the ALH Transaction, the ATC Merger and the Merger using estimated values of the assets and liabilities of LPG, ALH and ATC as of the assumed merger dates based on appraisals and other studies, which are not yet complete. Accordingly, the final allocations will be different than the amounts included in the accompanying pro forma consolidated financial statements. Although the final allocations will differ, the pro forma consolidated financial statements reflect management's best estimate based on currently available information as if the LPG Merger, the ALH Transaction, the ATC Merger and the Merger had occurred on the assumed merger dates.

                          CONSECO, INC AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     for the nine months ended September 30, 1996
                 (Amounts in millions, except per share amounts)
                                   (unaudited)



                                                            Pro forma
                                  Pro forma                adjustments
                                   Conseco                   relating       Pro forma
                                  before the      THI        to the          Conseco
                                   Merger      historical    Merger          totals
                                  ---------   ------------  ----------     ---------
Revenues:
 Insurance policy income         $1,632.3       $  82.4       $     -       $1,714.7
 Investment activity:
    Net investment income         1,118.7          29.6           (5.0)(1)   1,143.3
    Net trading losses               (6.5)                                      (6.5)
    Net realized gains               26.6            .3            (.3)(1)      26.6
  Fee revenue                        29.7                                       29.7
  Restructuring income               30.4                                       30.4
  Other income                       11.4           1.4                         12.8
                                ---------      --------       --------      --------
        Total revenues            2,842.6         113.7           (5.3)      2,951.0
                                ---------      --------       --------      --------

Benefits and expenses:
 Insurance policy benefits
   and change in future
   policy benefits                1,149.4          54.1                      1,203.5
 Interest expense
   on annuities and
   financial products               549.5                                      549.5
 Interest expense on
   notes payable                     75.8           6.8           (6.8)(2)      76.7
                                                                    .9 (2)
  Interest expense on
   investment borrowings             17.2                                       17.2
  Amortization related
    to operations                   273.6           6.2           (6.2)(3)     283.9
                                                                  10.3 (3)
  Amortization related
    to realized gains                22.3                                       22.3
  Other operating
   costs and expenses               307.9          24.4                        332.3
                                ---------      --------       --------       -------
        Total benefits
         and expenses             2,395.7          91.5           (1.8)      2,485.4
                                ---------      --------       --------       -------

        Income before income
            taxes, minority interest
            and extraordinary
            charge                  446.9          22.2           (3.5)        465.6
Income tax expense                  171.5           7.8           (1.2)(4)     178.1
                                ---------     ---------       --------       -------
        Income before
            minority interest
            and extraordinary
            charge                  275.4          14.4           (2.3)        287.5

Minority interest in consolidated
   subsidiaries:
     Dividends on Company - obligated
       mandatorily redeemable
       preferred securities of
       subsidiary trusts             26.1                                       26.1
     Dividends on preferred stock     6.4                                        6.4
     Equity in earnings              13.9                                       13.9
                                 --------     ---------       --------       -------
        Income before
            extraordinary
            charge               $  229.0      $   14.4       $   (2.3)      $ 241.1
                                 ========      ========       ========       =======










Earnings per common share and
 common equivalent share:
   Primary:
     Weighted average
       shares outstanding            87.6                          4.5 (5)     92.1
                                     ====                       ======         ====
     Income before
       extraordinary  charge        $2.61                                     $2.62
                                    =====                                     =====

   Fully diluted:
     Weighted average shares
       outstanding                   93.1                          4.5 (5)     97.6
                                     ====                       ======         ====
     Income before
       extraordinary charge         $2.47                                     $2.48
                                    =====                                     =====



 The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                       36

                          CONSECO, INC AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     for the year ended December 31, 1995
                 (Amounts in millions, except per share amounts)
                                   (unaudited)


                                                            Pro forma
                                  Pro forma                adjustments
                                   Conseco                   relating       Pro forma
                                  before the      THI        to the          Conseco
                                   Merger      historical    Merger          totals
                                  ---------   ------------  ----------     ---------
Revenues:
 Insurance policy income         $2,026.7       $ 190.2       $     -       $2,216.9
 Investment activity:
    Net investment income         1,486.1          49.7           (6.9)(1)   1,528.9
    Net trading income                2.5                                        2.5
    Net realized gains              222.5           6.7           (6.7)(1)     222.5
  Fee revenue                        33.9                                       33.9
  Restructuring income               15.2                                       15.2
  Other income                       12.6                                       12.6
                                ---------      --------       --------      --------
         Total revenues           3,799.5         246.6          (13.6)      4,032.5
                                ---------      --------       --------      --------

Benefits and expenses:
 Insurance policy benefits
   and change in future
   policy benefits                1,434.3         131.9                      1,566.2
 Interest expense
   on annuities and
   financial products               758.5                                      758.5
 Interest expense on
   notes payable                    107.3           2.3           (2.3)(2)     108.5
                                                                   1.2 (2)
  Interest expense on
   investment borrowings             30.2                                       30.2
  Amortization related
    to operations                   345.2          24.5          (24.5)(3)     361.1
                                                                  15.9 (3)
  Amortization related
    to realized gains               144.4                                      144.4
  Loss on sale of long-
    term care business                 -           68.5          (68.5)(6)        -
  Expenses of spin-off and
    related transactions               -            2.2           (2.2)(6)        -
  Other operating
   costs and expenses               420.1          58.3                        478.4
                                ---------      --------       --------       -------
        Total benefits
         and expenses             3,240.0         287.7          (80.4)      3,447.3
                                ---------      --------       --------       -------

        Income before income
            taxes, minority interest
            and extraordinary
            charge                  559.5         (41.1)          66.8         585.2
Income tax expense                  218.2         (14.3)          22.7 (4)     226.6
                                ---------     ---------       --------       -------
        Income before
            minority interest
            and extraordinary
            charge                  341.3         (26.8)          44.1         358.6

Minority interest in consolidated
   subsidiaries:
     Dividends on Company - obligated
       mandatorily redeemable
       preferred securities of
       subsidiary trusts             34.8                                       34.8
     Dividends on preferred stock     8.7                                        8.7
     Equity in earnings              12.6                                       12.6
                                 --------     ---------       --------       -------
        Income before
            extraordinary
            charge               $  285.2      $  (26.8)      $   44.1       $ 302.5
                                 ========      ========       ========       =======












Earnings per common share and
 common equivalent share:
   Primary:
     Weighted average
       shares outstanding            86.1                          4.5 (5)     90.6
                                     ====                       ======         ====
     Income before
       extraordinary  charge        $3.31                                     $3.34
                                    =====                                     =====

   Fully diluted:
     Weighted average shares
       outstanding                   90.4                          4.5 (5)     94.9
                                     ====                       ======         ====
     Income before
       extraordinary charge         $3.15                                     $3.19
                                    =====                                     =====

 The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                       37


                         CONSECO, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               September 30, 1996
                              (Dollars in millions)
                                   (unaudited)


                                                            Pro forma
                                  Pro forma                adjustments
                                   Conseco                   relating       Pro forma
                                  before the      THI        to the          Conseco
                                   Merger      historical    Merger          totals
                                  ---------   ------------  ----------     ---------


Assets
 Investments:
     Actively managed fixed
      maturity securities
      at fair value               $16,649.5     $  483.0     $ (83.9)(7)  $17,048.6
     Equity securities at
      fair value                      104.2          1.1                      105.3
     Mortgage loans                   372.9          8.3                      381.2
     Credit-tenant loans              393.8                                   393.8
     Policy loans                     526.0         16.9                      542.9
     Other invested assets            211.0          6.5                      217.5
     Short-term investments           224.5         34.6        83.9 (7)      259.1
                                                                18.5 (8)
                                                              (102.4)(8)
     Assets held in separate
       accounts                       300.4                                   300.4
                                   --------     --------     ---------    ---------

            Total investments      18,782.3        550.4       (83.9)      19,248.8

 Accrued investment income            284.4          5.7                      290.1
 Cost of policies purchased         2,115.9         10.8       112.8 (9)    2,228.7
                                                               (10.8)(9)
 Cost of policies produced            541.0         28.4       (28.4)(10)     541.0
 Reinsurance receivables              400.6        328.6      (260.0)(12)     469.2
 Income taxes                          85.6                    (25.8)(11)      42.3
                                                               (17.5)(11)
 Goodwill                           2,087.5                                 2,087.5
 Property and equipment               109.8           .7                      110.5
 Securities segregated for
     future redemption of
     redeemable preferred
     stock of a
     subsidiary                        45.0                                    45.0
 Other assets                         230.2         17.3                      247.5
                                  ---------     --------     ---------    ---------

            Total assets          $24,682.3     $  941.9     $  (313.6)   $25,310.6
                                  =========     ========     =========    =========



 The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                        38


                         CONSECO, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               September 30, 1996
                              (Dollars in millions)
                                   (unaudited)

                                                             Pro forma
                                    Pro forma               adjustments
                                     Conseco                  relating     Pro forma
                                      for the      THI        to the        Conseco
                                      Merger    historical    Merger         totals
                                    ---------  ------------  ----------    ---------

Liabilities:
  Insurance liabilities             $18,737.0   $ 623.4   $ (260.0)(12)   $19,100.4
  Income tax liabilities                   -       17.5      (17.5)(11)          -
  Investment borrowings                 539.4                                 539.4
  Other liabilities                     504.2      18.5                       522.7
  Liabilities related
    to separate accounts                300.1                                 300.1
  Notes payable of Conseco              851.2     108.3      (58.3)(13)       869.7
                                                             (50.0)(13)
                                                              18.5 (13)

  Notes payable of
    Bankers Life Holding
    Corporation, not
    direct obligations
    of Conseco                          418.1                                 418.1
  Notes payable of American
    Life Holdings, Inc., not
    direct obligations of
    Conseco                              13.0                                  13.0
                                    ---------    ------    -------         --------
            Total liabilities        21,363.0     767.7     (367.3)        21,763.4
                                    ---------    ------    -------         --------

Minority interest in consolidated
   subsidiaries:
     Company - obligated mandatorily
       redeemable preferred securities
       of subsidiary trusts             600.0                                 600.0
     Preferred stock                     92.5                                  92.5
     Common stock                        55.3                                  55.3
                                    ---------    ------    -------        ---------

Shareholders' equity:
  Preferred stock                       267.1      22.8      (22.8)(14)       267.1
  Common stock and additional
    paid-in capital                   1,670.1     169.7     (169.7)(14)     1,898.0
                                                             121.7 (14)
                                                             106.2 (14)
  Unrealized appreciation
    (depreciation) of securities        (47.0)      4.7       (4.7)(14)       (47.0)
  Retained earnings                     681.3     (23.0)      23.0 (14)       681.3
                                    ---------    ------    -------        ---------

        Total shareholders' equity    2,571.5     174.2       53.7          2,799.4
                                    ---------    ------    -------        ---------

           Total liabilities and
             shareholders' equity   $24,682.3    $941.9    $(313.6)       $25,310.6
                                    =========    ======    =======        =========

 The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                       39


                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     TRANSACTIONS RELATING TO THE MERGER

     The Merger will be accounted for under the purchase method of accounting. Under this method, the total cost to acquire THI will be allocated to the assets and liabilities acquired based on their fair values as of the date of the Merger, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. The Merger will not qualify to be accounted for under the pooling of interests method in accordance with APB No. 16 because THI was a subsidiary of another corporation within two years of the contemplated transaction. In the Merger, each outstanding share of THI common stock was exchanged for 1.4 shares of Conseco's common stock. Conseco issued approximately 2.4 million shares of Conseco common stock and common stock equivalents with a value of approximately $121.7 million to acquire THI's common stock (or equivalents). In addition, pursuant to an exchange offer (the "Exchange Offer"), all of THI's Subordinated Convertible Notes (the "THI Convertible Notes") were exchanged for shares of Conseco common stock on an equivalent basis as the shares issued in the Merger plus a cash premium. Such THI Convertible Notes were converted into 2.1 million shares of Conseco common stock with a value of approximately $106.2 million. Conseco also paid a premium of approximately $10.0 million to the holders of the THI Convertible Notes in conjunction with the Exchange Offer. Conseco estimates that it will incur costs related to the Merger (including contract termination, relocation, legal, accounting and other costs) of approximately $8.5 million.

     The cost to acquire THI is allocated as follows (dollars in millions):

Book value of assets acquired based on the assumed date of the
     Merger (September 30, 1996) ...................................................    $174.2
THI Convertible Notes converted to Conseco common stock pursuant to the
     Exchange Offer  ................................................... ...........      50.0
Less book value of THI preferred stock .............................................     (22.8)
Increase (decrease) in THI's net asset value to reflect estimated fair value and asset reclassifications at the assumed date of the Merger:
        Cost of policies purchased (related to the Merger)..........................     112.8
        Cost of policies produced and cost of policies purchased (historical).......     (39.2)
        Income taxes................................................................     (25.8)
        Premium paid in conjunction with the Exchange Offer ........................     (10.0)
        Premium incurred to retire THI preferred stock .............................      (2.8)
                                                                                        ------
             Total estimated fair value adjustments.................................      35.0
                                                                                       -------

             Total cost to acquire THI..............................................    $236.4
                                                                                        ======

     Adjustments to the pro forma consolidated statement of operations to give effect to the Merger as of January 1, 1995, are summarized below.

     (1) Net investment income and net realized gains of THI are adjusted to include the effect of adjustments to restate the amortized cost basis of fixed maturity securities to their estimated fair value and the effect of the assumed sale of $83.9 million fixed maturity investments investments, with the proceeds used to repay $58.3 million of bank debt and redeem preferred stock with a redemption value of $25.6 million.

     (2) Interest expense is reduced to reflect the repayment of bank debt of $58.3 million and the conversion of the THI Convertible Notes into Conseco common stock pursuant to the Exchange Offer. Interest expense is increased to reflect borrowings by Conseco to: (i) pay the estimated cost of the Merger; and (ii) pay the $10.0 million premium in conjunction with the Exchange Offer.

     (3) Amortization of the cost of policies produced and the cost of policies purchased prior to the Merger is replaced with the amortization of the cost of policies purchased (amortized in relation to estimated premiums on the policies purchased with interest equal to the liability rate which averages 5.5 percent).

     (4) Reflects the tax adjustment for the pro forma adjustments at the approximate rate for the specific item.

     (5) Common shares outstanding are increased to reflect the Conseco shares issued in the Merger and the conversion of the THI Convertible Notes in conjunction with the Exchange Offer.

     (6) Effective October 1, 1995, THI sold its long term care business to ATC. An adjustment is made to remove the loss on the sale of the long term care business. However, the revenues, benefits and expenses related to this business prior to its sale are not eliminated, since the business is retained within the Conseco consolidated group after the ATC Merger (and pro forma adjustments for the ATC Merger do not include adjustments related to THI's long term care business prior to its purchase by ATC). In addition, expenses related to THI's spin-off from its parent are eliminated. Such costs include certain legal, accounting, actuarial and advisory fees.

     Adjustments to the pro forma  consolidated  balance sheet to give effect to
the Merger as of  September  30,  1996,  are   summarized  below.

     (7) Actively managed fixed maturity securities with a carrying value of $83.9 million are assumed to be sold at the date of the Merger.

     (8) Short-term investments are reduced for: (i) payments made to complete the Merger; (ii) the repayment of bank debt with a balance of $58.3 million; (iii) the redemption of preferred stock with a redemption value of $25.6 million; and (iv) the payment of the $10.0 million premium in conjunction with the Exchange Offer. Short-term investments are increased by additional borrowings by Conseco of $18.5 million to complete the Merger and related transactions.

     (9) THI's historical cost of policies purchased is eliminated and replaced with the cost of policies purchased recognized in the Merger. Cost of policies purchased reflects the estimated fair value of THI's business in force and represents the portion of the cost to acquire THI that is allocated to the value of the right to receive future cash flows from the acquired policies.

          The 18 percent discount rate used to determine such value is the rate of return required by Conseco to invest in the business being acquired. In determining such rate of return, the following factors are considered.

             - The magnitude of the  risks associated with each of the actuarial assumptions used in determining the expected cash flows.

            -  Cost of capital available to fund the acquisition.

            - The perceived likelihood of changes in insurance regulations and tax laws.

            -  Complexity of the acquired company.

            - Prices paid (i.e., discount rates used in determining valuations) on similar blocks of business sold recently.

        The value allocated to the cost of policies purchased is based on a preliminary valuation; accordingly, this allocation may be adjusted upon final determination of such value. Expected gross amortization of such value using current assumptions and accretion of interest based on an interest rate equal to the liability rate (such rate averages 5.5 percent) for each of the years in the five-year period ending September 30, 2001, are as follows (dollars in millions):


Year ending     Beginning     Gross      Accretion         Net          Ending
September 30,    balance  amortization  of interest   amortization      balance
-------------    -------  ------------  -----------   -------------     -------
   1997         $112.8       $19.2        $ 6.3         $12.9           $99.9
   1998           99.9        15.9          5.6          10.3            89.6
   1999           89.6        14.5          5.0           9.5            80.1
   2000           80.1        13.3          4.4           8.9            71.2
   2001           71.2        12.8          4.0           8.8            62.4

     (10) THI's cost of policies produced is eliminated since such amounts are reflected in the determination of the cost of policies purchased.

                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     (11) All of the applicable pro forma balance sheet adjustments are tax affected at the appropriate rate. Deferred tax assets are netted against deferred tax liabilities.

     (12) Reinsurance receivables and insurance liabilities related to business of THI ceded to ATC are eliminated in consolidation.

     (13) Notes payable are increased to reflect: (i) the repayment of bank debt of $58.3 million; and (ii) the conversion of the THI Convertible Notes into Conseco common stock in conjunction with the Exchange Offer. In addition, notes payable are increased to reflect additional borrowings by Conseco used to complete the Merger and related transactions.

    (14) The prior shareholders' equity of THI is eliminated in conjunction with the Merger. Common stock and additional paid-in capital is increased by the value of Conseco common stock issued in the Merger. The value of the THI Convertible Notes represents the value of the Conseco common stock which was issued in conjunction with the Exchange Offer. Preferred stock of THI is eliminated to reflect its redemption.

                         CONSECO, INC. AND SUBSIDIARIES
                              _________________



ITEM 7(c).     EXHIBITS.

               (c) Exhibits

                   2.8 Agreement and Plan of Merger dated as of September 25, 1996, by and between Conseco, Inc. and Transport Holdings Inc.*


                   2.8.1 First Amendment to Agreement and Plan of Merger dated as of November 7, 1996, by and between Conseco, Inc. and Transport Holdings Inc.**


                   * Previously filed with Form 8-K dated September 25, 1996, filed by Conseco, Inc.

                   ** Previously filed as an exhibit to the Registration Statement on Form S-4 (File No. 333-14377) filed by Conseco, Inc.

                         CONSECO, INC. AND SUBSIDIARIES
                              _________________





                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date: December 23, 1996


                                         CONSECO, INC.



                                         By:     /s/ ROLLIN M. DICK
                                                 -----------------------------

                                                  Rollin M. Dick
                                                  Executive Vice President
                                                    and Chief Financial Officer